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                                                      EXHIBIT 23

                            INDEPENDENT AUDITORS' CONSENT
                            -----------------------------

The Board of Directors and Shareholders
UNC Incorporated:



We consent to incorporation by reference in the registration statements No. 33-37585, No. 33-37586, No. 33-41703, No. 33-
41704, No. 2-62043 and No. 2-99656 on Form S-8 of UNC
Incorporated of our report dated February 9, 1994, relating to the consolidated balance sheets of UNC Incorporated and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of UNC Incorporated.

Our report refers to the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income
                                        ---------------------
Taxes in 1993.
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                                          KPMG PEAT MARWICK



Washington, D.C.
March 28, 1994